Exhibit 10.11

AMENDMENT NO. 1 TO THE

MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO THE MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is executed on March 7, 2018, but made effective as of January 1, 2018 (the “Effective Date”) by and between K3 Royalties, LLC, a Texas limited liability company (the “Manager”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Manager and Kimbell Operating are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Management Services Agreement effective as of February 8, 2017 (the “Management Services Agreement”); and

WHEREAS, pursuant to Section 13.2 of the Management Services Agreement, the Parties desire to amend the Management Services Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Amendment, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Management Services Agreement as set forth below.

ARTICLE I AMENDMENT OF MANAGEMENT SERVICES AGREEMENT
Section 1.1 Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Management Services Agreement.

Section 1.2 Amendment of the Management Services Agreement. Effective as of the Effective Date, Kimbell Operating and the Manager hereby amend Schedule A to the Management Services Agreement by adding the following to the list of Services that may be required from the Manager with respect to the Serviced Properties and the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities.

“3. Assist with business development and relationship management between past and future sellers of mineral assets and the Partnership.

4. Assist with current and future relations with the Kimbell Art Foundation.”

ARTICLE II MISCELLANEOUS

Section 2.1 Incorporation into Management Services Agreement. The terms of this Amendment shall be incorporated by reference in the Management Services Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Management Services Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Management Services Agreement shall remain in full force and effect to the extent in effect on the date hereof. The Management Services Agreement, as modified by this Amendment, constitutes the complete agreement between Kimbell Operating and the Manager and supersedes any prior written or oral agreements, writings, communications or understandings of Kimbell Operating and the Manager with respect to the subject matter thereof.

Section 2.2 Severability. If any provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the fullest extent possible.

Section 2.3 Assignment. Neither Party may assign, transfer or otherwise alienate this Amendment or any of its rights, interests or obligations under this Amendment (whether by operation of Law or otherwise) without the consent of the other Party. Any attempted assignment, transfer or alienation in violation of this Amendment shall be null, void and ineffective.

Section 2.4 Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 2.5 Governing Law; Jurisdiction; Waiver of Jury Trial. The Parties agree and consent to the application of the governing law, jurisdiction and waiver of jury trial provisions set forth in Section 13.8 of the Management Services Agreement in respect of this Amendment.

[Signatures of the Parties follow on the next page.]

IN WITNESS WHEREOF, the Parties have executed this Amendment on, and effective as of, the Effective Date:

K3 ROYALTIES, LLC

By:	/s/ Mitch S. Wynne
Name: Mitch S. Wynne
Title: Manager

KIMBELL OPERATING COMPANY, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer

Signature Page to Amendment No. 1

to Management Services Agreement